Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS THIRD QUARTER 2018 RESULTS WITH EARNINGS PER SHARE OF $0.33 (AS REPORTED)  AND RECORD ADJUSTED EARNINGS PER SHARE OF $0.70

With Record Revenues

(Bridgehampton, NY – October  23, 2018)  Bridge Bancorp, Inc. (NASDAQ:BDGE), (the “Company”), the parent company of BNB Bank (“BNB”), today announced third quarter results for 2018.

The Company's third quarter 2018  financial results included:

•

Net income for the 2018 third quarter of $6.5 million, or $0.33 per diluted share, inclusive of a pre-tax charge of $9.5 million, or $0.37 per diluted share after tax, related to the fraudulent conduct of a business customer through its deposit accounts at BNB Bank.

•	Excluding the impact of the fraud loss, net income for the 2018 third quarter was $14.0 million, or $0.70 per diluted share.
•	Net interest income for the 2018 third quarter increased $1.9 million over 2017 to $34.2 million, with a net interest margin of 3.32%.
•	Total assets of $4.4 billion at September 30, 2018, 4% higher than September 30, 2017.
•	Loan growth of $276 million, or 9%, compared to September 30, 2017, and $95 million, or 4% annualized, from December 31, 2017.
•	Deposit growth of $416 million, or 13%, compared to September 30, 2017, and $285 million, or 11% annualized, from December 31, 2017.
•	Non-public, non-brokered deposit growth of $338 million, or 13%, compared to September 30, 2017, and $322 million, or 17% annualized, from December 31, 2017.
•	Non-performing assets of $2.1 million at September 30, 2018, $5.3 million lower than September 30, 2017 and $4.8 million lower than December 31, 2017. Continued solid loan loss reserve coverage.
•	All capital ratios remain strong. Declared a dividend of $0.23 during the quarter.

Commenting on the third quarter results, Kevin O’Connor, President and CEO said, “I am pleased to announce that, despite headwinds, we are reporting record revenues this quarter, with many positive core trends in our businesses.”

Net Earnings and Returns

Net income in the 2018 third quarter was $6.5 million, or $0.33 per diluted share, a decrease of $2.9 million compared to the 2017 third quarter. Excluding the impact of the fraud loss, net income for the 2018 third quarter was $14.0 million, or $0.70 per diluted share. Net income for the nine months ended September 30, 2018 was $25.4 million, or $1.28 per diluted share, compared to $27.5 million,  or $1.39 per diluted share,  in 2017.  Returns  on average assets and equity in the 2018 third quarter were 0.58% and 5.64%, respectively, compared to 0.88% and 8.41%, respectively, in the 2017 third quarter. Return on average tangible common equity for the third quarter of 2018 was 7.43%, compared to 11.21% in 2017. The decreases in the asset and equity related returns were primarily due to the fraud loss in the 2018 third quarter.

Interest income was $42.6 million in the 2018 third quarter, an increase of $1.0 million compared to the 2018 second quarter,  driven primarily by higher investment portfolio and loan yields. Interest expense was $8.4 million in the 2018 third quarter, an increase of $0.8 million compared to the 2018 second quarter,  due to an increase in average cost of interest bearing liabilities.

“Our net interest margin improved on a linked quarter basis due to the balance sheet restructuring executed in the second quarter. Improved yields on the investment portfolio, combined with reduced reliance on wholesale borrowings, enabled us to realize slight margin improvement. Our deposit beta of 23% since the FOMC began to raise rates continues to support our margin,” stated Mr. O’Connor. “This metric is driven by our ability to maintain a high percentage of our deposits in non-interest-bearing demand deposit accounts (DDA).”

The provision for loan losses was $0.2 million for the 2018 third quarter, $1.7 million lower than the 2017 third quarter. Contributing to the lower provision were decreases in loan growth and net charge-offs in the 2018 third quarter compared to the same period in 2017. The Company recognized net recoveries of $17 thousand in the 2018 third quarter, compared to net charge-offs of $0.2 million in the 2017 third quarter.

Non-interest income was  $4.9 million for the 2018 third quarter,  $0.1 million lower than the 2017 third quarter, attributable to lower title fee income and net securities gains, partially offset by higher gain on sale of Small Business Administration (“SBA”) loans, and service charges and other fees.

Regarding the gains on sale of SBA loans, Mr. O’Connor said, “As we continue to integrate the SBA business into our ongoing operations, the contribution from this line of business continues to stabilize. We look forward to providing capital to an expanding number of small businesses on Long Island.”

Non-interest expense for the 2018 third quarter increased to $31.0 million from $21.3 million in the 2017 third quarter.  The increase in 2018 is primarily due to the fraud loss,  higher salaries and benefits expense and other operating expenses, partially offset by lower occupancy and equipment expense. Excluding the impact of the fraud loss, total non-interest expense in the third quarter 2018 would have been $21.5 million.

Income tax expense was $1.4 million in the 2018 third quarter, a decrease of $3.3 million compared with the 2017 third quarter.  The decrease reflects lower pre-tax income and a lower effective tax rate in 2018 due to the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017.  The Company estimates it will record income tax at an effective tax rate of approximately 18%  for the remainder of 2018.

Balance Sheet and Asset Quality

Total assets were $4.4 billion at September 30, 2018,  $18.7 million higher than December 31,  2017 and $164.5 million higher than September 30, 2017. Total  loans at September 30, 2018 of $3.2 billion reflect growth of $275.7 million,  or 9%,  over September 30,  2017.  Loans held for sale at September 30, 2018 were SBA loans closed during the third quarter, which had not yet been sold in the secondary market. Deposits totaled $3.6 billion at September 30, 2018, an increase of $415.8 million,  or 13%,  over September 30,  2017.  Demand deposits increased $138.0 million year-over-year to $1.3 billion at September 30, 2018, representing 37% of total deposits.

Asset quality measures improved as non-performing assets were $2.1 million, or 0.05%  of total assets, at September 30, 2018, compared to $7.5 million, or 0.17%, at September 30, 2017. Non-performing assets at September 30, 2018 includes $0.2 million of other real estate owned. Non-performing loans were $1.9 million, or 0.06% of total loans at September 30, 2018,  compared to $7.5 million,  or 0.26% of total loans at September  30,  2017.  Loans 30 to 89 days past due increased $2.0 million to $5.8 million at September 30, 2018, compared to $3.8 million at September 30, 2017.  Loans past due 90 days and accruing at September 30, 2018 and 2017 were comprised of acquired loans of $0.3 million and $2.4 million, respectively.

The allowance for loan losses was $31.9 million at September 30, 2018, $2.6 million higher than September 30,  2017.  The allowance as a percentage of loans was 1.00% at September 30, 2018 and September 30, 2017.

Stockholders’ equity was $440.0 million at September 30, 2018,  $2.0 million lower than September 30, 2017.  The decrease reflects shareholders’ dividends and a decrease in the fair value of available for sale investment securities, partially offset by earnings. Tangible book value per share was $16.64 at September 30, 2018,  $0.14 lower than September 30, 2017.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, BNB  Bank, formerly known as The Bridgehampton National Bank. Established in 1910, BNB, with assets of approximately $4.4 billion, operates 38 retail branch locations serving Long Island and the greater New York metropolitan area. In addition, BNB operates one loan production office in Manhattan. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements as a result of the Dodd-Frank Act; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	September 30,	December 31,	September 30,
	2018	2017	2017
Assets
Cash and due from banks	$63,687	$76,614	$57,915
Interest earning deposits with banks	61,414	18,133	29,038
Total cash and cash equivalents	125,101	94,747	86,953
Securities available for sale, at fair value	661,862	759,916	792,058
Securities held to maturity	164,438	180,866	189,603
Total securities	826,300	940,782	981,661
Securities, restricted	25,162	35,349	34,234
Loans held for sale	1,619	—	—
Loans held for investment	3,197,427	3,102,752	2,921,705
Allowance for loan losses	(31,869)	(31,707)	(29,273)
Loans held for investment, net	3,165,558	3,071,045	2,892,432
Premises and equipment, net	35,893	33,505	35,000
Goodwill and other intangible assets	110,667	111,164	111,170
Other real estate owned	175	—	—
Accrued interest receivable and other assets	158,282	143,410	142,828
Total assets	$4,448,757	$4,430,002	$4,284,278

Liabilities and stockholders' equity
Demand deposits	$1,332,792	$1,338,701	$1,194,819
Savings, NOW and money market deposits	1,958,258	1,773,478	1,785,184
Certificates of deposit of $100,000 or more	205,857	158,584	159,511
Other time deposits	122,235	63,780	63,794
Total deposits	3,619,142	3,334,543	3,203,308
Federal funds purchased and repurchase agreements	816	50,877	50,846
Federal Home Loan Bank advances	265,648	501,374	476,674
Subordinated debentures, net	78,746	78,641	78,606
Other liabilities and accrued expenses	44,420	35,367	32,905
Total liabilities	4,008,772	4,000,802	3,842,339
Total stockholders' equity	439,985	429,200	441,939
Total liabilities and stockholders' equity	$4,448,757	$4,430,002	$4,284,278

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Interest income	$42,589	$41,551	$38,438	$125,504	$109,889
Interest expense	8,375	7,622	6,093	22,822	16,290
Net interest income	34,214	33,929	32,345	102,682	93,599
Provision for loan losses	200	400	1,900	1,400	3,650
Net interest income after provision for loan losses	34,014	33,529	30,445	101,282	89,949

Non-interest income:
Service charges and other fees	2,549	2,562	2,392	7,274	6,662
Title fee income	384	450	757	1,339	1,848
Net securities (losses) gains	—	(7,921)	260	(7,921)	260
Gain on sale of Small Business Administration loans	524	691	100	1,586	1,442
BOLI income	557	555	563	1,658	1,690
Other operating income	904	1,085	900	2,517	1,701
Total non-interest income (loss)	4,918	(2,578)	4,972	6,453	13,603

Non-interest expense:
Salaries and employee benefits	12,134	13,055	11,962	38,001	35,054
Occupancy and equipment	3,325	3,205	3,514	9,773	10,351
Fraud loss	9,500	—	—	9,500	—
Amortization of other intangible assets	215	242	247	703	800
Other operating expenses	5,830	6,005	5,548	18,132	16,368
Total non-interest expense	31,004	22,507	21,271	76,109	62,573

Income before income taxes	7,928	8,444	14,146	31,626	40,979
Income tax expense	1,381	1,701	4,703	6,263	13,524
Net income	$6,547	$6,743	$9,443	$25,363	$27,455
Basic earnings per share	$0.33	$0.34	$0.48	$1.28	$1.39
Diluted earnings per share	$0.33	$0.34	$0.48	$1.28	$1.39
Weighted average common and equivalent shares	19,485	19,468	19,405	19,461	19,387

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Selected Financial Data:
Return on average total assets	0.58%	0.60%	0.88%	0.76%	0.89%
Adjusted return on average total assets (1)	1.24	1.15	0.88	1.16	0.89
Return on average stockholders' equity	5.64	5.96	8.41	7.45	8.36
Adjusted return on average stockholders' equity (1)	12.03	11.43	8.41	11.45	8.36
Return on average tangible common equity (1) (2)	7.43	7.90	11.21	9.86	11.21
Adjusted return on average tangible common equity (1) (2)	16.03	15.35	11.40	15.36	11.43
Net interest margin, tax equivalent basis (1)	3.32	3.31	3.33	3.35	3.33
Adjusted net interest margin (1)	3.24	3.24	3.14	3.24	3.13
Efficiency ratio	79.23	71.79	57.00	69.74	58.37
Adjusted efficiency ratio (1)	54.22	56.47	56.22	56.08	57.21
Operating expense/average assets	2.75	2.01	1.99	2.27	2.02
Adjusted operating expense/average assets (1)	1.89	1.99	1.96	1.97	1.99

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	September 30,	December 31,	September 30,
	2018	2017	2017
Selected Financial Data:
Book value per share	$22.23	$21.78	$22.43
Tangible book value per share (1)	$16.64	$16.14	$16.78
Common shares outstanding	19,789	19,709	19,707

Capital Ratios:
Total capital to risk weighted assets	13.6%	13.3%	14.2%
Tier 1 capital to risk weighted assets	10.3	10.0	10.8
Common equity Tier 1 capital to risk weighted assets	10.3	10.0	10.8
Tier 1 capital to average assets	8.0	7.9	8.3
Tangible common equity to tangible assets (1) (2)	7.6	7.4	7.9
Tier 1 capital to average assets (Bank)	9.7	9.6	9.9

Asset Quality:
Loans 30-89 days past due	$5,801	$3,614	$3,755
Loans 90 days past due and accruing (3)	$299	$1,834	$2,444
Non-performing loans	$1,944	$6,955	$7,451
Other real estate owned	175	—	—
Non-performing assets	$2,119	$6,955	$7,451
Non-performing loans/total loans	0.06%	0.22%	0.26%
Non-performing assets/total assets	0.05	0.16	0.17
Allowance/non-performing loans	1639.35	455.89	392.87
Allowance/total loans	1.00	1.02	1.00

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represents a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents loans acquired in connection with the Community National Bank, FNBNY Bancorp, Inc., and Hamptons State Bank acquisitions.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets And Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended September 30,			Three Months Ended June 30,			Three Months Ended September 30,
	2018			2018			2017
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest earning assets:
Loans, net (including loan fee income) (1)	$3,157,422	$36,243	4.55%	$3,179,632	$35,817	4.52%	$2,817,775	$32,667	4.60%
Securities (1)	867,174	6,044	2.77	924,979	5,784	2.51	1,050,811	6,019	2.27
Deposits with banks	84,986	437	2.04	25,206	106	1.69	26,243	91	1.38
Total interest earning assets (1)	4,109,582	42,724	4.12	4,129,817	41,707	4.05	3,894,829	38,777	3.95
Non interest earning assets:
Other assets	369,305			365,038			354,215
Total assets	$4,478,887			$4,494,855			$4,249,044

Interest bearing liabilities:
Deposits	$2,279,820	$6,047	1.05%	$2,196,618	$4,513	0.82%	$1,977,119	$2,852	0.57%
Federal funds purchased and repurchase agreements	3,487	12	1.37	122,463	567	1.86	118,499	402	1.35
Federal Home Loan Bank advances	269,909	1,182	1.74	337,615	1,407	1.67	398,234	1,704	1.70
Subordinated debentures	78,723	1,134	5.72	78,688	1,135	5.79	78,583	1,135	5.73
Total interest bearing liabilities	2,631,939	8,375	1.26	2,735,384	7,622	1.12	2,572,435	6,093	0.94
Non interest bearing liabilities:
Demand deposits	1,343,107			1,265,370			1,196,179
Other liabilities	43,432			40,633			34,875
Total liabilities	4,018,478			4,041,387			3,803,489
Stockholders' equity	460,409			453,468			445,555
Total liabilities and stockholders' equity	$4,478,887			$4,494,855			$4,249,044

Net interest income/interest rate spread (1)		34,349	2.86%		34,085	2.93%		32,684	3.01%

Net interest earning assets/net interest margin (1)	$1,477,643		3.32%	$1,394,433		3.31%	$1,322,394		3.33%

Tax equivalent adjustment		(135)	(0.02)%		(156)	(0.01)%		(339)	(0.04)%

Net interest income/net interest margin		$34,214	3.30%		$33,929	3.30%		$32,345	3.29%

(1)	Presented on a non-GAAP tax equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets And Average Rate Data (unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2018			2017
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest Earning Assets:
Loans, net (including loan fee income) (1)	$3,155,093	$107,720	4.56%	$2,703,634	$92,493	4.57%
Securities (1)	920,108	17,608	2.56	1,064,974	18,222	2.29
Deposits with banks	44,660	633	1.90	25,537	208	1.09
Total interest earning assets (1)	4,119,861	125,961	4.09	3,794,145	110,923	3.91
Non interest earning assets:
Other assets	363,131			352,186
Total assets	$4,482,992			$4,146,331

Interest bearing liabilities:
Deposits	$2,181,281	$13,786	0.85%	$1,917,516	$7,382	0.51%
Federal funds purchased and repurchase agreements	91,989	1,185	1.72	129,006	1,073	1.11
Federal Home Loan Bank advances	344,677	4,447	1.72	401,292	4,382	1.46
Subordinated debentures	78,688	3,404	5.78	78,549	3,405	5.80
Junior subordinated debentures	—	—	—	893	48	7.19
Total interest bearing liabilities	2,696,635	22,822	1.13	2,527,256	16,290	0.86
Non interest bearing liabilities:
Demand deposits	1,290,782			1,147,790
Other liabilities	40,656			32,378
Total liabilities	4,028,073			3,707,424
Stockholders' equity	454,919			438,907
Total liabilities and stockholders' equity	$4,482,992			$4,146,331

Net interest income/interest rate spread (1)		103,139	2.96%		94,633	3.05%

Net interest earning assets/net interest margin (1)	$1,423,226		3.35%	$1,266,889		3.33%

Tax equivalent adjustment		(457)	(0.02)%		(1,034)	(0.03)%

Net interest income/net interest margin		$102,682	3.33%		$93,599	3.30%

(1)	Presented on a non-GAAP tax equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP, or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude a fraud loss during the third quarter of 2018, and certain net securities losses associated with the Company's strategic plan to restructure its balance sheet during the second quarter of 2018.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Return on average total assets - as reported	0.58%	0.60%	0.88%	0.76%	0.89%
Net securities losses	—	0.71	—	0.24	—
Fraud loss	0.84	—	—	0.28	—
Income tax effect of adjustments above	(0.18)	(0.16)	—	(0.12)	—
Adjusted return on average total assets (non-GAAP)	1.24	1.15	0.88	1.16	0.89

Return on average stockholders' equity - as reported	5.64%	5.96%	8.41%	7.45%	8.36%
Net securities losses	—	7.01	—	2.33	—
Fraud loss	8.19	—	—	2.79	—
Income tax effect of adjustments above	(1.80)	(1.54)	—	(1.12)	—
Adjusted return on average stockholders' equity (non-GAAP)	12.03	11.43	8.41	11.45	8.36

Return on average tangible common equity - as reported	7.43%	7.90%	11.21%	9.86%	11.21%
Net securities losses	—	9.27	—	3.08	—
Fraud loss	10.78	—	—	3.69	—
Amortization of other intangible assets	0.24	0.28	0.29	0.27	0.33
Income tax effect of adjustments above	(2.42)	(2.10)	(0.10)	(1.54)	(0.11)
Adjusted return on average tangible common equity (non-GAAP)	16.03	15.35	11.40	15.36	11.43

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding a fraud loss during the third quarter of 2018, and net securities losses associated with the Company's strategic plan to restructure its balance sheet during the second quarter of 2018:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Net income - as reported	$6,547	$6,743	$9,443	$25,363	$27,455
Adjustments:
Net securities losses	—	7,921	—	7,921	—
Fraud loss	9,500	—	—	9,500	—
Income tax effect of adjustments above	(2,091)	(1,742)	—	(3,833)	—
Adjusted net income (non-GAAP)	$13,956	$12,922	$9,443	$38,951	$27,455

Diluted earnings per share - as reported	$0.33	$0.34	$0.48	$1.28	$1.39
Adjustments:
Net securities losses	—	0.40	—	0.40	—
Fraud loss	0.48	—	—	0.48	—
Income tax effect of adjustments above	(0.11)	(0.09)	—	(0.20)	—
Adjusted diluted earnings per share (non-GAAP)	$0.70	$0.65	$0.48	$1.96	$1.39

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP) :

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Efficiency ratio - as reported	79.23%	71.79%	57.00%	69.74%	58.37%
Non-interest expense - as reported	$31,004	$22,507	$21,271	$76,109	$62,573
Less: Fraud loss	(9,500)	—	—	(9,500)	—
Less: Amortization of intangible assets	(215)	(242)	(247)	(703)	(800)
Adjusted non-interest expense (non-GAAP)	$21,289	$22,265	$21,024	$65,906	$61,773
Net interest income - as reported	$34,214	$33,929	$32,345	$102,682	$93,599
Tax equivalent adjustment	135	156	339	457	1,034
Net interest income, tax-equivalent basis (non-GAAP)	$34,349	$34,085	$32,684	$103,139	$94,633
Non-interest income (loss) - as reported	$4,918	$(2,578)	$4,972	$6,453	$13,603
Less: Net securities losses/(gains)	—	7,921	(260)	7,921	(260)
Adjusted non-interest income (non-GAAP)	$4,918	$5,343	$4,712	$14,374	$13,343
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$39,267	$39,428	$37,396	$117,513	$107,976
Adjusted efficiency ratio (non-GAAP) (1)	54.22%	56.47%	56.22%	56.08%	57.21%
(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Operating expense as a % of average assets - as reported	2.75%	2.01%	1.99%	2.27%	2.02%
Fraud loss	(0.84)	—	—	(0.28)	—
Amortization of other intangible assets	(0.02)	(0.02)	(0.03)	(0.02)	(0.03)
Adjusted operating expense as a % of average assets (non-GAAP)	1.89	1.99	1.96	1.97	1.99

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax equivalent basis, excluding accretion income and average purchase accounting adjustments on acquired loans (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Net interest income - as reported	$34,214	$33,929	$32,345	$102,682	$93,599
Tax equivalent adjustment	135	156	339	457	1,034
Net interest income, tax-equivalent basis (non-GAAP)	$34,349	$34,085	$32,684	$103,139	$94,633
Adjustment:
Less: Accretion income on acquired loans	(690)	(625)	(1,738)	(3,274)	(5,486)
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$33,659	$33,460	$30,946	$99,865	$89,147

Average interest earning assets - as reported	$4,109,582	$4,129,817	$3,894,829	$4,119,861	$3,794,145
Adjustment:
Average purchase accounting adjustments on acquired loans	6,018	6,758	16,077	7,291	17,527
Adjusted average interest earning assets (non-GAAP)	$4,115,600	$4,136,575	$3,910,906	$4,127,152	$3,811,672

Net interest margin - as reported (1)	3.30%	3.30%	3.29%	3.33%	3.30%
Tax equivalent adjustment	0.02	0.01	0.04	0.02	0.03
Net interest margin, tax-equivalent basis (non-GAAP) (2)	3.32	3.31	3.33	3.35	3.33
Adjustment:
Purchase accounting adjustments on acquired loans	(0.08)	(0.07)	(0.19)	(0.11)	(0.20)
Adjusted net interest margin (non-GAAP) (3)	3.24	3.24	3.14	3.24	3.13

(1)	Net interest margin represents net interest income divided by average interest earning assets.
(2)	Net interest margin, tax equivalent basis represents net interest income on a tax equivalent basis divided by average interest earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income, tax equivalent basis divided by adjusted average interest earning assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	September 30,	December 31,	September 30,
(Dollars in thousands)	2018	2017	2017
Total assets - as reported	$4,448,757	$4,430,002	$4,284,278
Less: Goodwill and other intangible assets - as reported	(110,667)	(111,164)	(111,170)
Tangible assets (non-GAAP)	$4,338,090	$4,318,838	$4,173,108

Total stockholders' equity - as reported	$439,985	$429,200	$441,939
Less: Goodwill and other intangible assets - as reported	(110,667)	(111,164)	(111,170)
Tangible common equity (non-GAAP)	$329,318	$318,036	$330,769

Tangible common equity to tangible assets (non-GAAP) (1)	7.6%	7.4%	7.9%

(1)	Calculated by dividing tangible common equity by tangible assets.